Exhibit 4.1

No. OS-X Ordinary Shares	OS-X מס' מניות רגילות
אנטרה ביו בע"מ ENTERA BIO LTD.
SHARE CERTIFICATE	תעודת מניה

Authorized Capital: 10,770

divided into:

1,000,000 Ordinary Shares of NIS 0.01 nominal value each;

25,000 Series A Preferred Shares of NIS 0.01 nominal value each

35,000 Series B Preferred Shares of NIS 0.01 nominal value each

17,000 Series B-1 Preferred Shares of NIS 0.01 nominal value each

This is to Certify

that:

is the Registered Holder of XXX Ordinary Shares of

NIS 0.01 nominal value each

fully paid up in accordance with the Articles of Association of the Company

Given Under the Common Seal of the Company

This day of ,

Director:

ההון הרשום הינו: 10,770

מחולק ל:

1,000,000 מניות רגילות בנות 0.01 ₪ ע.נ כל אחת;

25,000 מניות בכירות א' בנות 0.01 ₪ ע.נ כל אחת.

35,000 מניות בכירות ב' בנות 0.01 ₪ ע.נ כל אחת.

17,000 מניות בכירות ב'-1 בנות 0.01 ₪ ע.נ כל אחת.

זאת לעדות

כי :

הוא הבעל הרשום של XXXX מניות רגילות

בנות 0.01 ₪ ע.נ כל אחת

ושתמורתן שולמה במלואה, בהתאם לתקנון ההתאגדות של החברה

נערך ונחתם בחותמת החברה

ביום בחודש ,שנת

מנהל:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.